Exhibit 107

CALCULATION OF REGISTRATION FEE

Form S-8

Natuzzi S.p.A.

Table 1: Newly Registered Securities

Security Type	Security Class Title(1)	Fee Calculation Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee
Equity	Ordinary Shares, par value €1.00 per share	Rule 457(h)	2,812,560(3)	US$2.57(4)	US$7,228,279	US$	0.0000927	US$670.06
Equity	Ordinary Shares, par value €1.00 per share	Rule 457(c) and Rule 457(h)	2,672,744(5)	US$1.64(6)	US$4,383,300	US$	0.0000927	US$406.33
Total Offering Amounts					US$11,611,579			US$1,076.39
Total Fee Offsets								—
Net Fee Due								US$1,076.39

(1)   These shares may be represented by the American depositary shares (“ADSs”) of Natuzzi S.p.A. (the “Registrant”), each of which represents five ordinary shares, par value €1.00 per share (the “Ordinary Shares”). The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6, as amended (333-06048).

(2)   Represents Ordinary Shares issuable upon vesting or exercise of awards granted under the Natuzzi 2022-2026 Stock Option Plan and Ordinary Shares reserved for future award grants under the Natuzzi 2022-2026 Stock Option Plan. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 also covers an indeterminate number of additional Ordinary Shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Natuzzi 2022-2026 Stock Option Plan.

(3)   Represents Ordinary Shares of the Registrant granted under the Natuzzi 2022-2026 Stock Option Plan.

(4)   Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of US$2.57 per share, which is the weighted average exercise price of option awards outstanding under the Natuzzi 2022-2026 Stock Option Plan as of the date of this Registration Statement.

(5)   Represents Ordinary Shares of the Registrant reserved for future award grants under the Natuzzi 2022-2026 Stock Option Plan.

(6)   Estimated in accordance with Rules 457(c) and 457(h) solely for the purpose of calculating the registration fee on the basis of US$1.64 per ADS, the average of the high and low prices of the Registrant’s ADSs as reported on the New York Stock Exchange on July 26, 2022 divided by five, the then share-to-ADS ratio.